Exhibit 99.2

LiveXLive Media To Announce Second Quarter Fiscal 2021 Financial Results And Host Investor Webcast On November 16th

LOS ANGELES, Nov. 4, 2020 -- LiveXLive Media (Nasdaq: LIVX) (“LiveXLive”), a global platform for livestream and on-demand audio, video and podcast content in music, comedy and pop culture, and owner of PodcastOne, announced today that it plans to announce its operating and financial results for the second quarter ended September 30, 2020 after the close of the U.S. financial markets on Monday, November 16, 2020 at 4:30 PM ET / 1:30 PM PT.

LiveXLive’s senior management will discuss the financial results and recent operational highlights in a conference call and audio webcast.

Conference Call & Webcast Information:

WHEN: Monday, November 16
TIME: 4:30 PM ET / 1:30 PM PT
DOMESTIC DIAL-IN: 844-746-0736
INTERNATIONAL DIAL-IN: 412-317-0796
WEBCAST can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events

For those unable to participate in the live conference call or webcast, a replay will be available until November 23, 2020. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10149874. An archived replay of the webcast can be accessed on the Investor Relations section of LiveXLive’s website at: https://ir.livexlive.com/events-and-presentations/event-calendar/default.aspx

About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) (pronounced Live “by” Live) is a global platform for livestream and on-demand audio, video and podcast content in music, comedy, and pop culture. LiveXLive, which has streamed over 1400 artists since January 2020, has become a go-to partner for the world’s top artists and celebrity voices as well as music festivals concerts, including Rock in Rio, EDC Las Vegas, and many others. In April 2020, LiveXLive produced its first 48-hour music festival called “Music Lives” with tremendous success as it earned over 50 million views and over 5 billion views for #musiclives on TikTok on 100+ performances. LiveXLive’s library of global events, video-audio podcasts and original shows are also available on Amazon, Apple TV, Roku and Samsung TVs in addition to its own app, destination site and social channels. The Company’s wholly-owned subsidiary, PodcastOne, generates more than 2.8 billion downloads annually across more than 300 podcasts. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok, Twitter at @livexlive, and YouTube.

Press Contact:

The Rose Group
Lynda Dorf
Lynda@TheRoseGroup.com

LiveXLive IR Contact:
310.529.2500
ir@livexlive.com